EXHIBIT A-8


                           AMENDED AND RESTATED BYLAWS

                                       OF

                               ATC MANAGEMENT INC.

     The following terms used herein will have the following meaning:

     "COMPANY" means American Transmission Company LLC, a Wisconsin limited liability company.

     "CONVERSION" means the conversion of Class B Common Stock into Class A Common Stock.

     "CORPORATION" means ATC Management Inc., a Wisconsin corporation.

     "INDEPENDENT DIRECTOR" means a director who is not a director, employee or independent contractor of a person engaged in the production, sales, marketing, transmission or distribution of electricity or natural gas or an affiliate of such person.

     "LISTING" means the closing of an offering of Class A Common Stock that has the effect of listing such shares on the New York Stock Exchange, American Stock Exchange, Nasdaq National Market System, or any of their successors.

     "OPERATING AGREEMENT" means the Operating Agreement of American Transmission Company LLC, dated as of January 1, 2001.

     "OPERATIONS DATE" means the date that the Company commences operations, as determined by the Public Service Commission of Wisconsin.

     These Amended and Restated Bylaws supercede and replace entirely any and all prior bylaws of the Company and shall be effective as of, and as if in effect on January 1, 2001.

                                   ARTICLE I

                                  CAPITAL STOCK

     1.1  Classes.
          -------

     (a) There initially shall be three classes of capital stock of the Corporation, the preferences, limitations and relative rights of which are be set forth in the Articles of Incorporation, as it may be amended from time to time.

     (b) Subject to any restrictions imposed by the Wisconsin Business Corporation Law, the Board of Directors may issue additional shares of capital stock from time to time.


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     1.2  Certificates. The shares of capital stock of the Corporation shall be
          ------------
evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     1.3  Lost, Destroyed and Mutilated Certificates. Holders of the shares of
          ------------------------------------------
the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     1.4  Transfer of Shares. The shares of the Corporation shall be
          ------------------
transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     1.5  Fixing Record Date. For the purpose of determining shareholders
          ------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


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                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.1  Places of Meetings. All meetings of the shareholders shall be held at
          ------------------
such place, either within or without the State of Wisconsin, as from time to time may be fixed by the Board of Directors.

     2.2  Annual Meetings. The annual meeting of the shareholders, for the
          ---------------
election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the third Tuesday in June, at 10 a.m., or such other day as shall be determined by the Board of Directors.

     2.3  Special Meetings. A special meeting of the shareholders for any
          ----------------
purpose or purposes may be called at any time by the Chairman of the Board, the President or any Director. In addition, the Corporation shall call a special meeting upon the demand of holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, which demands shall be signed and dated and shall describe one or more purposes for which the meeting is to be held. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     2.4  Notice of Meetings. Written or printed notice stating the place, day
          ------------------
and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

     2.5  Quorum. Any number of shareholders together holding at least a
          ------
majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

     2.6  Voting.
          ------

          (a) At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote.


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Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

          (b) The act of the majority of shareholders of a class at which a quorum is present shall be the act of such class of shareholders; provided, however, that a unanimous vote of the holders of the Class B Common Stock is required to (i) amend this Section 2.6 or Section 3.2 prior to the tenth anniversary of the Operations Date, (ii) approve a public offering before the third anniversary of the Operations Date; (iii) amend any provision hereof that incorporates or embodies a provision of 1999 Wisconsin Act 9; or (iv) amend
Section 3.5(d) with respect to the requirement of a two-thirds affirmative vote by the Directors to issue Preferred Stock.

     2.7  Inspectors. An appropriate number of inspectors for any meeting of
          ----------
shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

                                   ARTICLE III

                                    DIRECTORS

     3.1  General Powers. The property, affairs and business of the
          --------------
Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board. Without limiting the foregoing, the Board will consider and approve, for each fiscal year, an operating and a capital budget for the Company.

     3.2  Number of Directors.
          -------------------

     (a) Until the earlier of (1) the Conversion, or (2) the Listing, the number of Directors constituting the Board of Directors shall be five plus the number of Directors that an individual shareholder or group of shareholders is entitled to appoint in accordance with Chapter 196 of the Wisconsin Statutes.

          (i) Four of the five Directors that an individual shareholder or group of shareholders is not entitled to appoint shall be Independent Directors.

          (ii) The fifth Director that an individual shareholder or group of shareholders is not entitled to appoint shall be the President of the Corporation.

     (b) Upon the earlier of (1) the Conversion, or (2) the Listing, the number of Directors shall be the sum of (A) the number of Directors that an individual shareholder or group of shareholders is entitled to appoint under Chapter 196 of the Wisconsin Statutes and (B) the number specified in clause (A) plus one, or, if required to make the total number of Directors an odd number, plus two.

          (i) At least four of the Directors specified in clause (B) shall be Independent Directors.


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          (ii) Notwithstanding Section 196.485(3m)(c)(1), it is unanimously agreed that the number of Directors may exceed 14.

     (c) The provisions set forth in this Section 3.2 may be amended during the first ten years following the Operations Date only by the unanimous vote of the holders of the Class B Common Stock and thereafter by a 2/3 vote of such holders.

     3.3  Term.
          -----

     (a) The four Directors specified in Section 3.2(a)(i) shall be elected for four-year terms; provided, that initially one such Director shall be elected for a one-year term, one for a two-year term, and one for a three-year term; and provided, further, that such terms may be adjusted to accommodate the requirements of Section 3.3(b).

     (b) The number of Directors specified in Section 3.2(b)(ii) shall be divided into four groups as evenly as possible, with each group being elected for four-year terms, provided that initially one such group shall be elected for a one-year term, one for a two-year term, and one for a three-year term.

     3.4  Election and Removal of Directors.
          ---------------------------------

     (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

     (b) Any Director appointed in accordance with Chapter 196.485 of the Wisconsin Statutes may be removed only with the approval of the Shareholder that designated such Director. Any other Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of such Director.

     (c) Any vacancy occurring in the Board of Directors shall be filled as follows: If the vacancy is with respect to a Director entitled to be appointed in accordance with Chapter 196.485 of the Wisconsin Statutes, the Shareholder entitled to appoint such Director shall designate a replacement to serve the remainder of the term. If the vacancy is with respect to any other Director, it may be filled by a vote of the remaining Directors, and the term of office of any Director so elected shall expire at the next shareholders' meeting at which Directors are elected.

     3.5  Meetings of Directors.
          ---------------------

     (a) An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the State of Wisconsin and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or upon the written request of two or more Directors. The Secretary or officer performing the Secretary's duties shall give not less than 48 hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the


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Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     (b) Any regular or special meeting of the Board of Directors may be held by or through any means of communication by which all participating directors may simultaneously hear each other during the meeting, or whereby all communications during the meeting is immediately transmitted to each participating director, and each participating Director is able to immediately send messages to all other participating Directors. If a meeting is held in reliance on the foregoing, all participating Directors shall be informed that a meeting is taking place at which official business may be transacted. A Director participating in a meeting pursuant to the foregoing is deemed to be present in person at the meeting.

     (c) Action required or permitted by this Agreement to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all of the Directors of the Board of Directors as evidenced by one or more written consents. Such written consent or consents shall be signed by each Director either before or after the action is taken, state the action taken, and be included in the minutes or filed with the corporate records reflecting the action taken.

     (d) Until the Listing, two-thirds of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business. Thereafter, a majority of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, provided that any decision to issue Preferred Stock will require the affirmative vote of at least two-thirds of the Directors then in office. Less than a quorum may adjourn any meeting.

     3.6  Compensation. By resolution of the Board, Directors may be allowed
          ------------
a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors, other than Independent Directors, from serving the Corporation in other capacities and receiving compensation for such other services.

     3.7  Qualification of Directors. No Director may stand for re-election
          --------------------------
if he or she shall have attained the age of 70 prior to the annual meeting for the election of Directors. Until the Listing, if an Independent Director resigns, retires or is otherwise terminated from his or her primary employment and does not obtain, within six months thereafter, an employment position comparable to the one he or she had when first elected a Director, he or she shall resign from the Board effective the sixth month after termination of his primary employment, unless prior thereto a majority of the Class B Shareholders shall affirmatively vote to retain such director.


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                                   ARTICLE IV

                                   COMMITTEES

     4.1  Executive Committee. The Board of Directors, by resolution adopted
          -------------------
by a majority of the number of Directors fixed by these Bylaws, may elect an Executive Committee which shall consist of not less than three elected Directors, including the President and one Independent Director. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to approve or recommend to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders, fill vacancies on the Board or on any of its committees, amend the Articles of Incorporation, adopt, amend, or repeal the Bylaws, approve a plan of merger not requiring shareholder approval, authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors, or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors.

     The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action, which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

     4.2  Finance Committee. The Board of Directors, by resolution adopted
          -----------------
by a majority of the number of Directors fixed by these Bylaws, may elect a Finance Committee, which shall consist of not less than three Directors, including one Independent Director. The Finance Committee shall consider and report to the Board with respect to operating and capital budgets of the Company and the Corporation, plans for Company expansion, capital structure and long-range financial requirements. The Committee shall also consider and report to the Board with respect to such other matters relating to the financial affairs of the Corporation as may be requested by the Board or the appropriate officers of the Corporation. The Committee shall report periodically to the Board of Directors on all action, which it may have taken.

     4.3  Audit Committee. The Board of Directors, by resolution of a
          ---------------
majority of the number of Directors fixed by these Bylaws, may elect an Audit Committee which shall consist of not less than three Directors, including one Independent Director. The Audit Committee shall consider and report to the Board with respect to the Corporation's accounting and treasury controls, the appointment of an independent auditing firm, and such other matters as shall be requested of it by the Board. The Committee shall report periodically to the Board of Directors on all action which it may have taken. Prior to the Listing, the Corporation shall establish a charter for the Audit Committee that is consistent with the requirements of the exchange or system upon which the Corporation's stock is traded, and with the rules and regulations of the Securities and Exchange Commission.

     4.4  Other Committees. The Board of Directors, by resolution adopted by
          ----------------
a majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable,


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consisting of not less than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same. The Board of Directors shall have the power to change the membership of or to dissolve any committee at any time.

     4.5  Meetings. Regular and special meetings of any Committee
          --------
established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

     4.6  Quorum and Manner of Acting. A majority of the members of any
          ---------------------------
Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     4.7  Term of Office. Members of any Committee shall be elected as above
          --------------
provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

     4.8  Resignation and Removal. Any member of a Committee may resign at
          -----------------------
any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     4.9  Vacancies. Any vacancy occurring in a Committee resulting from any
          ---------
cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws.

                                    ARTICLE V

                                    OFFICERS

     5.1  Election of Officers; Terms. The officers of the Corporation shall
          ---------------------------
consist of a President, a Vice President, a Secretary and a Chief Financial Officer. Other officers, including without limitation a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors is elected. Any two officers may be combined in the same person as the Board of Directors may determine.

     5.2  Removal of Officers; Vacancies. Any officer of the Corporation may
          ------------------------------
be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

     5.3  Duties. The officers of the Corporation shall have such duties as
          ------
generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may


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require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

     5.4  Duties of the Chief Executive Officer. The Chief Executive Officer
          -------------------------------------
of the Corporation shall be primarily responsible for the implementation of policies of the Board of Directors. The Chief Executive Officer also may serve as the President of the Corporation. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all Committees of the Board. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties as from time to time may be assigned to him by the Board of Directors.

     5.5  Duties of the President. The President, who also may be the Chief
          -----------------------
Executive Officer, shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the Chief Executive Officer and the ultimate authority of the Board of Directors. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

     5.6  Duties of the Vice Presidents. Each Vice President, if any, shall
          -----------------------------
have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     5.7  Duties of the Chief Financial Officer. The Chief Financial Officer
          -------------------------------------
shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Chief Financial Officer and such other duties as from time to time may


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be assigned to him by the Board of Directors, the Finance Committee or the
President. The Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     5.8  Duties of the Secretary. The Secretary shall act as secretary of
          -----------------------
all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     5.9  Compensation. The Board of Directors shall have authority to fix
          ------------
the compensation of all officers of the Corporation.

                                   ARTICLE VI

                               DISPUTE RESOLUTION

     All disputes concerning the Corporation or the Company, including without limitation, disputes between the shareholders and the Board of Directors or disputes between officers and the Board of Directors, will be resolved in accordance with the Dispute Resolution guidelines set forth in Exhibit B to the
                                                               ---------
Operating Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1  Definitions.  In this Article:
          -----------

     (a) "applicant" means the person seeking indemnification pursuant to this Article.

     (b) "director or officer" means (a) an individual who was or is a director or officer of the Corporation; (b) an individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request, as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation,


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limited liability company, partnership, joint venture, trust or other enterprise; or (c) an individual who, while a director or officer of the Corporation, is or was serving as administrator or trustee of an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

     (c) "expenses" include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a proceeding.

     (d) "liability" means the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

     (e) "party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

     (f) "proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is bought by or in the right of the corporation or by any other person.

     7.2  Limitation of Liability. No director of the Corporation shall be
          -----------------------
liable to the Corporation or its shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

     (a) A wilful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (b) A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

     (c) A transaction from which the director derived an improper personal profit; or

     (d)  Wilful misconduct.

     7.3  Mandatory Indemnification.
          -------------------------

     (a) The Corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

     (b) In cases not included under Section 7.3(a) the Corporation shall indemnify a director of officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he


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or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

          (i) A wilful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

          (ii) A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

          (iii) A transaction from which the director or officer derived an improper personal profit; or

          (iv) Wilful misconduct.

     (c) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 7.3(b) of this Article.

     7.4  Indemnification of Employees and Agents.
          ---------------------------------------

     (a) The Corporation shall indemnify an employee who is not a director or officer of the Corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the Corporation.

     (b) In addition to the indemnification required by Section 7.4(a), the Corporation may by majority vote of a quorum consisting of disinterested directors, indemnify or contract to indemnify, and allow reasonable expenses of an employee or agent who is not a director or officer of the Corporation.

     7.5  Applicability. The provisions of this Article shall be applicable
          -------------
to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

     7.6  Determination of Right to Indemnification. Any indemnification
          -----------------------------------------
under Section 7.3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination


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


that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.3(b). The determination shall be made:

     (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (b) If a quorum cannot be obtained under Section 7.6(a), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

     (c)  By special legal counsel:

          (i) Selected by the Board of Directors or its committee in the manner prescribed in Section 7.6(a) or (b); or

          (ii) If a quorum of the Board of Directors cannot be obtained under
     Section 7.6(a) and a committee cannot be designated under Section 7.6(b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate;

     (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination; or

     (e)  By a court underss.180.0854 of the Wisconsin Statutes.

     Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under Section 7.6(c) to select counsel.

     Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

     7.7  Indemnification Procedure.
          -------------------------

     (a) Upon written request of a director or officer who is a party to a proceeding, the Corporation may pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the Corporation with all of the following:

          (i) a written affirmation of his good faith belief that he or she has not failed to perform his or her duties to the Corporation.

          (ii) A written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the Corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined under Section 7.6 that indemnification under Section 7.3 is not required and that indemnification is not ordered by a court underss.180.0854(2)(b) of the Wisconsin Statutes. The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

     (b) Authorizations of payments under this section shall be made by the persons specified in Section 7.6.

     7.8  Insurance. The Corporation may purchase and maintain insurance to
          ---------
indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     7.9  Additional Indemnification. Every reference herein to directors,
          --------------------------
officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the State of Wisconsin.

     7.10 Severability. Each provision of this Article shall be severable,
          ------------
and an adverse determination as to any such provision shall in no way affect the validity of any other provision.


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


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1  Seal. No seal shall be required in connection with the execution
          ----
by the Corporation of any deed, lease, mortgage, agreement, instrument or other document.

     8.2  Fiscal Year. The fiscal year of the Corporation shall end on such
          -----------
date and shall consist of such accounting periods as may be fixed by the Board of Directors.

     8.3  Checks, Notes and Drafts. Checks, notes, drafts and other orders
          ------------------------
for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     8.4  Amendment of Bylaws. These Bylaws may be amended or altered at any
          -------------------
meeting of the Board of Directors; provided that the provisions of Section 2.6 and 3.2 may only be amended by the Class B Shareholders for so long as such Shares are outstanding. However, subject to the preceding sentence, until the Listing, the holders of the Class B Common Stock shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors, and thereafter the holders of the Class A Shares shall have such authority.

     8.5  Voting of Shares Held. Unless otherwise provided by resolution of
          ---------------------
the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, partnership, limited liability company or joint venture, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, partnership, limited liability company or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company or joint venture; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation, partnership, limited liability company or joint venture and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation, partnership, limited liability company or joint venture.


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